UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, Howard Liao submitted his resignation as Chief Executive Officer and Chief Investment Officer of Medley Management Inc. (“MDLY”), Dean Crowe submitted his resignation as President of MDLY, and David Richards submitted his resignation as Chief Operating Officer and Chief Credit Officer of MDLY, with each such resignation effective as of June 18, 2021. Replacements for these positions at MDLY are not currently expected to be appointed at this time.

Following their resignations from their respective positions with MDLY, Mr. Liao continues to serve as Chief Executive Officer and Chief Investment Officer of Medley LLC, Mr. Crowe continues to serve as President of Medley LLC, and Mr. Richards continues to serve as Chief Operating Officer and Chief Credit Officer of Medley LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: June 24, 2021